SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  June 27, 2008

CHINA ARMCO METALS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-145712	26-0491904
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

One Waters Park Drive, Suite 98

San Mateo, CA 94403

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(650) 212-7620

(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 8.01 Other Events.

Effective as of June 27, 2008, China Armco Metals, Inc. (f/k/a Cox Distributing, Inc.) (the “Company” “we” or “us” amended our Articles of Incorporation to change the name of our company to China Armco Metals, Inc.

The amendment to our Articles of Incorporation was approved by our Board of Directors and Mr. Stephen Cox, our former CEO, the holder of approximately 81.96% of our outstanding voting securities as of June 27, 2008 which is in excess of the required majority of our outstanding securities entitled to vote on the Amendment.

In connection with the name change, the stock symbol for our common stock as quoted on the OTC Bulletin Board will change to CNAM.

Item 7.01 Regulation FD Disclosure.

On July 16, 2008 we issued a press release disclosing these events. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibits are filed with this Current Report:

99.1	Press Release dated July 16, 2008 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ARMCO METALS, INC.

Dated: July 17, 2008	By:	/s/ Kexuan Yao

Kexuan Yao

CEO and Chairman of the Board